UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 2, 2006

Date of Report (date of earliest event reported)

HEMOSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32541	77-0452938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

651 River Oaks Parkway

San Jose, California 95134

(Address of principal executive offices)

(408) 719-1393

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Disclosure under Item 5.02(c) incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On November 2, 2006, HemoSense, Inc. (the “Company”) announced the appointment of William H. Dippel, age 60, as the Company’s Vice President of Operations and Research and Development, effective as of October 30, 2006. Prior to joining the Company, Mr. Dippel served as the Vice President, Operations of Micro Therapeutics, Inc. from July 2004 until October 2006. Previously, Mr. Dippel served as Vice President, Operations and Research and Development at Conceptus, Inc. from June, 2001 until July 2004. Mr. Dippel has also served in various operations positions at other biotechnology including PercuSurge, Inc., Boston Scientific, Inc. and Boehringer Mannheim, GmbH. Mr. Dippel received his BS degree in Mechanical Engineering from California State Polytechnic University, Pomona, CA. Mr. Dippel’s annual salary at the Company will be $250000. Additionally, Mr. Dippel’s target aggregate annual bonus amount, pursuant to the bonus plan, will be $125000. Pursuant to the bonus plan, as originally described in the 8-K filed by the Company on November 17, 2005, Mr. Dippel will be eligible to receive a cash bonus based (i) on the Company’s financial performance with respect to revenue and total Company expenses on a quarterly basis, and (ii) Mr. Dippel’s achievement of certain personal goals as assessed by the Compensation Committee of the Company Board of Directors (the “Committee”) from time to time. Underachievement or overachievement of the corporate goals may result in bonus payments lower or higher than the targeted bonus amounts described above. The Committee retains the discretion to modify the bonuses that are paid based on actual performance. Mr. Dippel will also receive six months continuation of salary payments at his current base rate of pay in the event he is terminated without cause or resigns for good reason within 12 months of a change of control transaction. In the event of a change of control, he will also receive accelerated vesting of all of his then unvested shares subject to outstanding options. In addition, he will receive 12 months of accelerated vesting of shares subject to his outstanding stock options and salary continuation and payment of group term healthcare premiums for a period of six months in the event he is terminated without cause or resigns for good reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEMOSENSE, INC.

Date: November 2, 2006	By:	/s/ James D. Merselis
President and Chief Executive Officer